EXHIBIT 10.13

AmSouth Bancorporation

Deferred Compensation Plan

Amended and Restated

Effective January 1, 2005

ARTICLE 1

Establishment

AmSouth Bancorporation, a Delaware corporation (hereinafter referred to as the “Company”), established a deferred compensation plan to be known as the “AmSouth Bancorporation Deferred Compensation Plan” (hereinafter referred to as the “Plan”) originally effective as of October 2, 1997, and amended and restated as of January 1, 2000, and further amended and restated as of January 1, 2005. This document constitutes the provisions of the Plan. The Company sponsors the Plan on behalf of its affiliates and shall be the agent for all such entities. This Plan is intended to be an unfunded, deferred compensation plan for a select group of management or highly compensated employees, as described in sections 201(2), 301(a)(3), and 401(a)(l) of the Employee Retirement Income Security Act of 1974 (“ERISA”).

ARTICLE 2

Definitions

The following sections of this ARTICLE 2 provide basic definitions of terms used throughout the Plan, and whenever used herein in a capitalized form, except as otherwise expressly provided, the terms shall be deemed to have the following meanings:

2.1	“Account” means the record of a Participant’s interest under the Plan composed of (a) Deferrals made prior to the Original Effective Date pursuant to the EIP and\or the MIP, (b) Deferrals credited on or after the Original Effective Date, (c) any dividends, income and gains deemed credited to, and all losses charged to, such account and (d) all distributions charged to such account.

2.2	“Affiliate” means any corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated association or other person or entity (other than the Company) that directly or indirectly controls, is controlled by, or is under common control with, the Company.

2.3	“Beneficiary” means, with respect to the balance of a Participant’s Account as of the death of such Participant, each person designated by the Participant on his or her most recent beneficiary designation form approved by the Committee or its designee; provided that if a Participant fails to designate a Beneficiary on a beneficiary designation form or if all such designated persons have predeceased the Participant without the Participant’s completing a new, approved beneficiary designation form, then Beneficiary means any person designated by the Participant (actually or by default) to receive the balance of any of his or her accounts which are payable with respect to the death of such Participant under the Company’s Thrift Plan. A Beneficiary’s participation continues until the related Account is distributed.

2.4	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule l3d-3 of the General Rules and Regulations under the Exchange Act.

2.5	“Board of Directors” or “Board” means the Board of Directors of the Company.

2.6	“Bonus Award” means the amount of bonus, incentive or commission compensation payable to a Participant for service during the Plan Year.

2.7	“Change in Control” of the Company shall have the meaning set forth in the Company’s Executive Employment Agreements as such agreements may be amended from time to time.

2.8	“Committee” means the Human Resources Committee of the Board of Directors or such other committee or individual to whom the Human Resources Committee has delegated the responsibility to administer this Plan. In the absence of an appointment, the Board shall be the Committee.

2.9	“Company” means AmSouth Bancorporation.

2.10	“Company Stock” or “Common Stock” means the common stock, par value $1.00 per share, of AmSouth Bancorporation.

2.11	“Conversion Date” prior to January 1, 2005, means the date as of which the cash values credited to an Account are credited with the number of shares of Company Stock (or other units) as determined by the Committee pursuant to the Plan, and on or after January 1, 2005, means the date as of which the cash values credited to an Account are credited with the number of shares of Other Investments (or other units) as determined by the Committee pursuant to the Plan.

2.12	“Deferrals” or “Bonus Deferrals” means amounts deferred by a Participant based upon the Participant’s Deferral Election to defer some or all of his or her Bonus Award.

2.13	“Deferral Amount” means the dollar amount of a Participant’s Bonus Award for the relevant period which is to be deferred and credited to a Participant’s Account pursuant to this Plan.

2.14	“Deferral Election” or “Election” means an irrevocable election (as to the Participant) made by a Participant (a) to reduce his or her Bonus Award for a Plan Year by an amount equal to the product of his or her Deferral Percentage and his or her Bonus Award subject to the Deferral Election; and (b) to select a Payment Date for those Deferrals. A Participant’s Deferral Election shall constitute the Participant’s agreement to and acceptance of the terms of this Plan. A Deferral Election may include an election by the Participant entered into prior to the Original Effective Date.

2.15	“Deferral Percentage” means the percentage of a Participant’s Bonus Award for the relevant period which is to be deferred and credited pursuant to this Plan.

2.16	“Effective Date” means January 1, 2005, the date of this Amendment and Restatement.

2.17	“EIP” means the AmSouth Bancorporation Executive Incentive Plan as from time to time amended, or any successor thereto identified by the Committee.

2.18	“Employee” means any person, including an officer of the Employer (whether or not he or she is also a Director thereof), who is employed by the Employer.

2.19	“Employer” means the Company and any Affiliate whose Employees are eligible to participate in the Plan.

2.20	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.21	“Fair Market Value” means the Fair Market Value of the Company Stock and Other Investments as determined by the Committee or under procedures determined by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of investments traded on a national exchange as of any date shall be determined on the basis of the closing sale price on the principal securities exchange on which the investments are traded or, if there is no such sale on the relevant date, or if the exchange on which the investment is traded was not open for business on the valuation date, then on the last previous day on which a sale was reported. Any unlisted security held in an Account shall be valued at its bid price next preceding the close of business on the valuation date, which bid price shall be obtained from a registered broker or an investment banker. In determining the Fair Market Value of assets other than securities for which trading or bid prices can be obtained, the Company may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers. The Committee shall not be under any obligation to take into account non-public information regarding the Company or the Company Stock.

2.22	“Insider” means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act as a result of his or her position with the Company or any Affiliate.

2.23	“Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as amended, and subsequent Internal Revenue Code and final Treasury Regulations. If there is a subsequent Internal Revenue Code, any references herein to Internal Revenue Code sections shall be deemed to refer to comparable sections of any subsequent Internal Revenue Code.

2.24	“MIP” means the AmSouth Bancorporation Management Incentive Plan as from time to time amended, or any successor thereto identified by the Committee.

2.25	“Notice Date” means the date established as the deadline for the receipt of a Deferral Election or any other notification with respect to an administrative matter in order to be effective under this Plan. The Notice Date with respect to receipt of a Deferral Election shall be December 31 of the year prior to the Plan Year to which the deferral relates unless a different date is established by the Committee.

2.26	“Original Effective Date” means October 2, 1997, the date upon which the original provisions of this document became effective.

2.27	“Other Investments” means the investment options available in the Thrift Plan.

2.28	“Participant” means an Employee who participates in the Plan or a former Employee who has been paid all of his or her Deferrals or Prior Deferrals.

2.29	“Payment Date “ means the earliest of:

(a)	the date designated by the Participant for the distribution or commencement of distribution of his or her Account, which date shall not be earlier than the third anniversary of the first day of the Plan Year to which the Deferral Election relates (i.e. a deferral of a Bonus Award which is compensation for the 1998 Plan Year may be distributed after December 31, 2000);

(b)	the Participant’s Termination of Employment (notwithstanding a later Payment Date designated under Section 2.29(a));

(c)	the date of the Plan’s termination; and

(d)	the date of a Change in Control of the Company, unless the Plan is maintained on substantially the same terms after the Change in Control.

A Participant’s Payment Date under (c) or (d) shall apply notwithstanding a later Payment Date under (a).

2.30	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13 (d) thereof.

2.31	“Plan” means the AmSouth Bancorporation Deferred Compensation Plan, as set forth herein and as hereafter may be amended from time to time.

2.32	“Plan Year” means the annual accounting period of the Plan which ends on each December 31.

2.33	“Prior Deferrals” means deferrals made by a Participant under the EIP and/or MIP prior to the Effective Date.

2.34	“Thrift Plan” means the AmSouth Bancorporation Thrift Plan as from time to time amended, or any successor thereto identified by the Committee.

2.35	“Termination of Employment” occurs when a person ceases to be an Employee as determined by the personnel policies of the Employer. A transfer of employment from the Company or an Affiliate to the Company or another Affiliate shall not constitute a Termination of Employment for purposes of this Plan.

ARTICLE 3

Participation

3.1	Eligibility. Each Employee (i) who is eligible to defer receipt of a bonus payment pursuant to the terms of the EIP or MIP and who has a base salary of $75,000 or more or (ii) who is a highly compensated Employee with an annual base salary of $75,000 or more and who is eligible to receive bonus, incentive or commission payments pursuant to any plan or arrangement with an Employer shall be eligible to participate in this Plan. Provided, however, that no Employee shall participate in the Plan if such Employee is not a member of a select group of management or highly compensated Employees. A person shall continue as a Participant (subject to Section 3.2) until the earlier of the Participant’s death or the date the Participant’s Account has no value.

3.2	Continuing Deferrals. The Committee shall have discretion to determine whether an Employee is eligible to participate in the Plan and whether a Participant is eligible to make a Deferral Election in or with respect to any Plan Year.

ARTICLE 4

Participant Deferrals

4.1	Deferral Election.

(a)

Subject to Committee discretion, for each Plan Year, a Participant who is an Employee and who desires to have a Bonus Deferral made on his or her behalf shall file a Deferral Election pursuant to procedures specifying his or her Deferral Percentage which shall be not less than 25% nor more than 100% (stated as a whole integer percentage) and authorizing his or her Bonus Award payable for a Plan Year to be reduced and deferred hereunder to such Participant’s Payment Date. Participants who also participate in the MIP or EIP may be restricted to deferring up to seventy-five percent (75%) of their Award. Participants who are paid bonuses, incentives or commissions more frequently than annually must designate an amount of the bonus, incentive or commission that the Participant is to earn in the Plan Year in excess of which the deferral is to apply.

(b)	Notwithstanding the foregoing subsection (a) hereof, for any Plan Year the Committee may, without amending this Plan, determine that the minimum or maximum Deferral Percentage with respect to any Participant shall be greater or lesser than the percentages set forth in subsection (a). Otherwise, the minimum and maximum Deferral Percentages as provided in subsection (a) hereof shall apply. The Committee may, without amending this Plan, determine that the minimum or maximum Deferral Amount with respect to any Participant shall be greater or lesser that the amount set forth in subsection (a).

(c)	The amount of any Bonus Award to be deferred shall be reduced by any taxes or other payment to be made or distributed in respect of or on behalf of a Participant. Any Deferral Election which has not been properly completed will be deemed not to have been received and will be void. A Participant’s Deferral Election shall be effective only if received by the Committee on or before the Notice Date for a Plan Year.

4.2	Election Procedures. If properly received by the Committee, a Deferral Election will be effective only with respect to a Bonus Award paid for the Plan Year to which the Deferral Election applies and only with respect to a Bonus Award paid after the Notice Date for the Deferral Election. Consistent with the above, the Committee may establish rules and procedures governing when a Deferral Election will be effective and what Bonus Award will be deferred by the Deferral Election; provided such rules and procedures are not more permissive than the terms and provisions of this Plan.

4.3	Coordination with Thrift Plan. Notwithstanding a Participant’s Deferral Election, if a Participant makes a “401 (k) hardship” withdrawal from the Thrift Plan during a Plan Year, the “401(k) hardship” withdrawal rules of such plan are incorporated by reference herein and made a part hereof, but only to the extent required by Treasury Regulation §1.401(k)-1, in order for the Thrift Plan to be a qualified cash or deferred arrangement.

4.4	Prior Deferrals. For Participants who have balances deemed invested in Company Common Stock as of December 31, 2004, such balances shall continue to be deemed so invested and at the appropriate time will be distributed in the form of shares of Company Common Stock.

ARTICLE 5

Deferrals and Posting

Bonus Deferral. Subject to the limits of this Plan and to the Committee’s authority to limit Deferrals under the terms of this Plan, for each period for which a Deferral Election is in effect with respect to a Bonus Award, the Employer shall credit to this Plan on behalf of each Participant an amount equal to the amount designated by the Participant as a Bonus Deferral on his or her Deferral Election. The Bonus Deferral shall be credited to the Account of such Participant as of the date such Bonus Award would otherwise have been paid to the Participant.

ARTICLE 6

Participants’ Accounts

6.1	Individual Participant Accounting.

(a)

The Committee shall cause the Account for each Participant to reflect amounts credited to the Account based on the Deferral Election, and prior to January 1, 2005, the deemed investment thereof in Company Stock. Except as described in (d) hereof, on or after January 1, 2005, amounts credited to the Account for each Participant shall be deemed invested in Other Investments in accordance with the Participant’s investment elections under the Thrift Plan. Participants with no investment elections in the Thrift Plan will be deemed to have their Accounts invested in the Stable Principal Fund. As of each Conversion Date that a cash amount of Bonus Award or other amount is credited to a Participant’s Account (other than in connection with a Payment Date), such cash amount shall, prior to January 1, 2005, be deemed to be converted into the number of shares of Company Stock equal to the amount of cash so credited (and not previously converted) divided by the Fair Market Value of a share of Company Stock on the Conversion Date. Except as described in (d) hereof, on and after January 1, 2005, such cash amount so credited shall be deemed to be converted into the number of shares of Other Investments such cash amount would have purchased in the Participant’s investments in the Thrift Plan. A fractional share of Company Stock shall be rounded to the next higher whole number of shares. The amount of cash so converted shall be charged to the Account, and the number of shares of Company Stock and Other Investments into which the cash has been deemed to have been converted under the preceding sentence shall be credited to the Account. Dividends, or other returns or adjustments in respect of the Company Stock or Other Investments, if any, shall be reinvested in the same manner provided above, except that in the case of dividends on Company Stock the number of shares of Company Stock shall be determined based on the Fair Market Value of a share of Company Stock on the last business day of the quarter immediately preceding the date the dividend is paid. Account values may be maintained in shares, units, or dollars (as determined by the Committee). In the absence of a determination by the Committee, Account values shall be maintained in shares. The Committee may maintain more than one Account for any Participant. The Committee is responsible for determining the dollar value of deferrals, and the share or unit value of Company Stock and Other Investments.

(b)	The Committee may correct any errors or omissions in the administration of this Plan by restoring or charging any Participant’s Account with the amount that would have been credited or charged to the Account had no error or omission been made; provided, however, that a Participant’s Account will be deemed to be correct unless the Participant notifies the Committee or its designee of an error or omission within 30 days after receipt of the first statement on which the error or omission is reflected.

(c)	In the event of any Company Stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off, or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company share offering or event involving the Company and having an effect similar to any of the foregoing, the Committee may adjust the number of shares of Common Stock credited to an Account, as the Committee may determine is equitable, and any other characteristics or terms as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participant; provided however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next higher whole number of shares.

(d)	Participants who are paid bonuses, incentives or commissions more frequently than annually will, notwithstanding paragraph (a) above, have all Bonus Deferrals attributable to the Plan Year ended December 31, 2004, deemed invested in Company Stock, regardless whether such Bonus Deferrals are credited to the Participant’s Account in 2004 or 2005.

6.2	Investment Not Required. Notwithstanding any other provision of this Plan, including the foregoing provisions of this ARTICLE 6, the Employer need not make an actual investment in shares of Company Stock or Other Investments. If the Employer, in its discretion, should from time to time make such investment, such investment shall be solely for the Employer’s own account and the Participant shall have no right, title, or interest in any such investment. In all events the benefits payable to Participants hereunder shall be the value of and earnings or losses on the amounts credited or charged to each Participant’s Account. If and to the extent shares of Company Stock and Other Investments shall be held or purchased, the Committee, in its sole discretion, shall exercise all voting or tender rights without any fiduciary obligation or other obligation to a Participant or Beneficiary if such asset has voting rights.

ARTICLE 7

Vesting and Forfeitures

A Participant shall be fully vested and have a non-forfeitable right to his or her Account at all times.

ARTICLE 8

Distributions

Benefits payable under this Plan shall be paid in the form and time prescribed below,

8.1	Accounts.

(a)	Form of Payment. The form of payment of the balance of a Participant’s Account as of December 31, 2004, (and any dividends or interest due but not yet paid on such balance) will be shares of Common Stock equal to the number of deferred shares in the Participant’s Account. For Participants described in section 6.1(d), balances attributable to Bonus Deferrals that result from services rendered in the Plan Year ended December 31, 2004, will also be paid in the form of shares of Common Stock, whether credited to the Participant’s Account in 2004 or 2005. Except as described in the foregoing sentence, on or after January 1, 2005, the form of payment of the balance of a Participant’s Account credited after December 31, 2004, will be cash. For each Deferral Amount which a Participant elects to defer to the Participant’s Termination of Employment, the Participant may choose to have such amount distributed in either (i) one lump sum distribution, (ii) 5 annual installments, or (iii) 10 annual installments. For each such Participant there shall be established three distribution subaccounts: the Lump Sum Subaccount, the 5-year Subaccount and the 10-year Subaccount. Deferral Amounts which a Participant chooses to defer to a point in time prior to the Participant’s Termination of Employment shall automatically be credited to the Participant’s Lump Sum Subaccount and the Participant shall not be able to elect installment distributions with respect to such Deferral Amounts.

As soon as administratively feasible after a Payment Date (other than a Payment Date described in Section 2.29(a), (c) or (d)) the Company shall distribute to a Participant (i) the balance, if any, credited to the Participant’s Lump Sum Subaccount; plus (ii) one-fifth of the balance, if any, credited to the Participant’s 5-year Subaccount; plus-(iii) one-tenth of the balance, if any, credited to the Participant’s 10-year Subaccount. Subsequent annual distributions, if any, shall consist of the applicable portion of the 5-year Subaccount (1/4, 1/3, 1/2 and all, respectively) and the applicable portion of the 10-year Subaccount (1/9, 1/8, 1/7 and so forth, respectively). Notwithstanding the foregoing, if at any time a payment is due the number of shares in the Participant’s 5-year Subaccount and 10-year Subaccount total 1,000 shares or less in the aggregate, the total number of shares in such Subaccounts shall be distributed to the Participant in a lump sum distribution. Notwithstanding the foregoing, effective January 1, 2005, if at any time a payment is due, and the Participant’s balance is $10,000 or less, the account shall be distributed to the Participant in a lump sum.

In the case of a Payment Date described in Section 2.29(a) the Company shall distribute to the Participant as soon as administratively feasible in one lump sum distribution such number of shares of Common Stock and the cash value of the Other Investments in the Participant’s Lump Sum Subaccount as corresponds to the Deferral Amount with respect to which the Participant elected the particular Payment Date.

In the case of a Payment Date described in Section 2.29(c) or (d) the Company shall distribute to the Participant as soon as administratively feasible in one lump sum distribution the total value in the Participant’s Account without regard to any Subaccounts.

(b)	Time of Payment. Except as may have been elected by a Participant with respect to Prior Deferrals, the time of payment of a Participant’s Account shall be the Payment Date.

8.2	Death Benefit of Accounts, Notwithstanding anything in Section 8.1, upon the death of a Participant, the remaining balance in his or her Account shall be paid to the Participant’s Beneficiary in a single distribution as soon as administratively possible after the Participant’s death.

8.3	Limitation. Except for a Payment Date under Section 2.29(d), if any payment that would be made would result in any portion of the payment (or any other amount paid to a Participant or Beneficiary during the same Plan Year) not being deductible by the Company by reason of Code Section 162(m), the Committee may defer payment to a later Payment Date designated by it; provided that the Committee reasonably determines that either the Participant will cease to be a “covered employee” (as defined in Section 162(m) of the Code) or that a delay in the Payment Date of not more than 12 months will mitigate the effect of Section 162(m) of the Code.

ARTICLE 9

Amendment and Termination Claims Procedure

9.1	Amendment and Termination. The Company by action of its Board of Directors reserves the right to amend this Plan from time to time or to terminate this Plan at any time; provided, however, without the written consent of each Participant and Beneficiary, no such action may reduce or relieve any Employer of any obligation to pay the balance of an Account maintained under this Plan as of the date of such amendment or termination except to the extent the Committee determines such action is advisable to avoid liability under the Exchange Act. Upon termination of this Plan, all Account balances shall be paid immediately in single distribution to the Participants or Beneficiaries thereof, unless the Participant and the Committee have agreed to a later Payment Date. Notwithstanding the preceding, the Committee or the Chief Executive Officer of the Company shall have the power to amend or terminate this Plan on behalf of the Company.

9.2	Claim for Distribution. Any Participant who has a dispute regarding the distribution of an Account (a “Claimant”) must submit his or her claim for distribution to the Committee or its agent in writing. Such claim shall be filed no later than 60 days after the date the Participant first knew or had reason to know of such claim. A Claimant shall have no right to seek review of a denial of distribution, or to bring any action in any court to enforce a claim for distribution, prior to his or her filing a claim for distribution and exhausting his or her rights hereunder. Any claim for distribution shall be evaluated and the Claimant shall be notified by the Committee or its agent of its approval or denial within ninety (90) days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If the Committee or its agent does not respond within ninety (90) days after receipt of such claim, the claim shall be deemed to be denied. If a claim is denied, in whole or in part, the Claimant shall be given written notice which shall contain

(i)	the specific reasons for the denial;

(ii)	references to pertinent Plan provisions upon which the denial is based;

(iii)	a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(iv)	the Claimant’s rights to seek review of the denial.

9.3

Review of Claim Denial. If a claim is denied, in whole or in part (or if within the time periods prescribed for in the initial claim, the Committee or its agent has not furnished the Claimant with a denial and the claim is therefore deemed denied), the Claimant shall have the right to request that the Committee review the denial provided that the Claimant files a written request for review with the Committee within sixty (60) days after the date on which the Claimant received written notification of the denial (or the date the claim was deemed to be denied). A Claimant (or his or her duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Committee. Within sixty (60) days after a request for review is received, the review shall be made and the Claimant shall be advised in writing by the Committee of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a written notification by the Committee within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the Claimant by the Committee or its agent in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a Claimant shall fail to file a request for review in accordance with the procedures described in this Section, such Claimant shall have no right to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.

ARTICLE 10

Miscellaneous Provisions

10.1	Administration. This Plan shall be administered by the Committee which shall be comprised of one or more persons. The Committee may authorize any one or more if its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

Among other things, the Committee shall have the authority, subject to the terms of this Plan:

(a)	to select those persons who will be Participants;

(b)	to determine the amount and time of Deferrals hereunder;

(c)	prior to December 31, 2004, to determine the number of shares of Company Stock to be credited to an Account hereunder, and on and after January 1, 2005, to determine the number of shares (or other units) of Other Investments to be credited to an Account hereunder;

(d)	to provide the forms to be utilized in connection with this Plan;

(e)	to determine whether and with what effect a Participant has a Termination of Employment;

(f)	to determine what securities law requirements are applicable to this Plan and to require of a Participant that appropriate action be taken with respect to such requirements;

(g)	to require the withholding from a Participant of the amount of any federal, state or local taxes as may be necessary in order for the Company or an Affiliate to obtain a deduction;

(h)	to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan; and

(i)	to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of this Plan (and any agreement) and to otherwise supervise the administration of this Plan. The Committee’s policies and procedures may differ with respect to different times or to different Participants.

Any determination made by the Committee pursuant to the provisions of this Plan shall be made in its sole discretion. All decisions made by the Committee pursuant to the provisions of this Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court.

10.2	Finality of Determination. The determination of the Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation shall be final, binding, and conclusive upon all persons.

10.3	Indemnification and Exculpation. The Company shall indemnify and hold harmless the members of the Committee, the Company’s agents, officers, directors and employees (other than in their capacity as a Participant or Beneficiary) and directors and employees of each Employer (other than in their capacity as a Participant or Beneficiary) from and against any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan from and against any and all amounts paid by them in settlement (with the Company’s written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability or expense is due to such person’s gross negligence or willful misconduct. This indemnification shall be in addition to, and not a limitation upon, any other indemnification to which such persons may be entitled pursuant to the Certificate of Incorporation or Bylaws of the Company or otherwise.

10.4	Funding. The obligation of this Plan is an unsecured obligation of the Employer. While all benefits payable under this Plan constitute general corporate obligations, the Company may establish a separate irrevocable grantor trust for the benefit of all Participants, which trust shall be subject to the claims of the general creditors of the Employer in the event of the Employer’s insolvency, to be used as a reserve for the discharge of the Employer’s obligations under this Plan to such Participants. Any payments made to a Participant under the separate trust for his or her benefit shall reduce the amount payable to the Participant from the general assets of the Employer. The amounts payable under this Plan shall be reflected on the accounting records of the Employer but shall not be construed to create or require the creation of a trust, custodial, or escrow account, except as described above in this section. No Participant (or Beneficiary of a Participant) shall have any right, title, or interest whatever in or to any investment reserves, accounts, or funds that the Employer may purchase, establish, or accumulate to aid in providing benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between any Employer, the Committee and a Participant, Beneficiary or any other person. Neither a Participant nor a Beneficiary shall acquire any interest greater than that of an unsecured creditor.

10.5	Corporate Action. Any action required of or permitted by the Company under this Plan may be by resolution of the Committee or by the action of the Chief Executive Officer of the Company or his designee. The Plan and actions taken pursuant to the Plan are subject to the Certificate of Incorporation and Bylaws of the Company and all applicable law.

10.6	Interests Not Transferable. The interests of the Participants and their Beneficiaries under this Plan are not subject to the claims of their creditors (or any other sort of claimant) and may not be voluntarily or involuntarily transferred, assigned, alienated, encumbered, sold, pledged, conveyed, gifted, hypothecated, alienated, or otherwise disposed of by them.

10.7	Effect on Other Benefit Plans. Whether amounts credited or paid under this Plan shall be considered to be compensation for the purposes of any other employee benefit plan or arrangement, shall be determined pursuant to the provisions of such other plan or arrangement.

10.8	Distribution. The Employer shall deduct from the amount to be distributed such amount as the Employer, in its sole discretion, deems proper to protect the Employer against liability in respect of the Participant, and out of money so deducted, the Employer may discharge any such liability and pay the amount remaining to the Participant, the Beneficiary, or the deceased Participant’s estate, as the case may be.

10.9

Withholding. The Employer may withhold whatever taxes (including PICA, local, state or federal taxes, domestic or foreign) it, in its sole discretion, deems proper to protect the Employer against liability for the payment of such withholding taxes and out of the money so deducted, the Employer may discharge any such liability. Withholding for this purpose may come from any wages due to the Participant or, if none, from the

Participant’s Account hereunder. Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Company Stock, if any, or the value of Other Investments, if any, valued at the Fair Market Value on the date the tax is to be determined. All such elections shall be made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

10.10	Representation. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a Beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

10.11	Controlling Law. This Plan and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Alabama (other than its law respecting choice of law), except to the extent the General Corporation Law of the State of Delaware would be applicable. This Plan shall be construed to comply with all applicable law, and to avoid liability to the Company, an Affiliate or a Participant, including, without limitation, under Section 16(b) of the Exchange Act.

10.12	Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any Common Stock, cash or other thing of value under this Plan to be transferred to the Participant, and no Common Stock, cash or other thing of value under this Plan shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

10.13	Fail-Safe. With respect to an Insider, transactions under this Plan are intended to comply with all applicable conditions of Section 16(b) of the Exchange Act (the “Act”), To the extent any provision of the Plan or action by the Committee or Participant fails to so comply and would result in liability under the Act, such provision or action shall be deemed null and void, to the extent deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision, or the Committee has not formally taken any action necessary, to avoid liability under Section 16 of the Exchange Act, such provision shall be deemed to be incorporated by reference into the Plan with respect to Insiders or deemed to have been taken by the Committee with respect to Insiders,

10.14	Right to Capitalize. The grant of a Bonus Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets

10.15

Mitigation of Excise Tax. Subject to any other agreement between the Participant and the Company or an Affiliate with respect to excise taxes, if any payment or right accruing to a Participant under this Plan (without the application of this Section 10.15), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate (“Total Payments”) would constitute a “parachute payment” (as defined in Section 280G of the Code regulations thereunder or under any law with a similar purpose), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code, or under any law with a similar purpose or being disallowed as a deduction under Section 280G of the Code or under any law with a similar purpose. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 10.15 shall apply with respect to any person only if after reduction for any applicable federal excise tax imposed by Section 4999 of the Code, or under any law with a similar purpose, and federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only federal income taxes. Notwithstanding the foregoing, in the event the Participant is entitled to indemnification in respect of excise taxes imposed under the Code, the foregoing provisions of this Section 10.15 regarding reduction of any payment or right accruing to such Participant shall not apply.

10.16	Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employer or service as a result of this Plan. There shall be no inference as to the length of employment or service herein, and the Company or an Affiliate reserves the same rights to terminate the Participant’s employment or service as existed prior to the individual becoming a Participant in this Plan.

10.17	Termination by Affiliate. Any Affiliate may, by resolution of the board of directors of such Affiliate, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, terminate its participation in this Plan.

10.18	Delay. If on the Payment Date the Participant is an Insider, any time period provided for under this Plan or a Deferral Election shall be suspended and delayed to the extent necessary to avoid the imposition of liability on the Participant under any law. The Company shall have the right to suspend or delay any time period described in this Plan if the Committee shall determine that the action may constitute a violation of any law or result in liability under any law to the Company, an Affiliate or a stockholder of the Company until such time as the action required or permitted shall not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company. The Committee shall have the discretion to suspend the application of the provisions of this Plan to comply with Rule 16b-3 if the Committee shall determine that Rule 16b-3 does not apply to this Plan or one or more Participants.

10.19	Pooling. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available.

10.20	Facility of Payment. If a Participant or Beneficiary is declared incompetent or is a minor, or a conservator, guardian, or other person legally charged with his or her care has been appointed, any benefits to which such Participant or Beneficiary is entitled shall be payable to such conservator, guardian, or other person legally charged with his or her care. The decision of the Committee in such matters shall be final, binding, and conclusive upon all Employers and upon each Participant, Beneficiary, and every other person or party interested or concerned. The Company and the Committee shall not be under any duty to see to the proper application of such payments.

10.21	Successor. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the Company’s obligations under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effective date of any such succession will be a breach of its obligations hereunder and will entitle the Participant to compensation from the Company in the same amount and on the same terms as the Participant would be entitled to hereunder if a Change in Control had taken place.

10.22	Gender and Number. Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine, and singular the plural.

10.23	Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and this Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

10.24	Headings. The headings or articles are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

10.25	Notice and Information Requirements. Except as otherwise provided in this Plan or as otherwise required by law, the Employer shall have no duty or obligation to affirmatively disclose to any Participant or Beneficiary, nor shall any Participant or Beneficiary have any right to be advised of any material information regarding the Employer, at any time prior to, upon or in connection with any crediting or debiting (or decision regarding the crediting or debiting) of any Company Stock or Other Investments to any Account.

10.26	Expenses. The expenses of administering the Plan shall be borne by the Company, except that the Committee may cause expenses or charges in respect of Company Stock to be charged to the Accounts.

IN WITNESS WHEREOF this Deferred Compensation Plan Amended and Restated Effective January 1, 2005, is executed this                      day of                     , 2004 to be effective as of the Effective Date.

AMSOUTH BANCORPORATION

By:
Its:	Chairman, President and Chief Executive Officer

ATTEST:

Its: Assistant Secretary